SUBADVISORY AGREEMENT

BETWEEN

VAN WAGONER CAPITAL MANAGEMENT, INC.

AND

[                                                             ]

AGREEMENT made as of the [     ] day of [             ], 2009, by and between Van Wagoner Capital Management, Inc., a Delaware corporation with its principal office and place of business at 3 Embarcadero Center, Suite 1120, San Francisco, CA, 94111 (the “Adviser”) and [                                    ], a [                                        ] with its principal office and place of business at [                                                     ] (the “Subadviser”).

WHEREAS, Adviser has entered into one or more Investment Advisory Agreements dated the [    ] day of [        ], 2009 (“Advisory Agreements”) with Embarcadero Funds, Inc., a Delaware corporation (the “Company”);

WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended, (the “1940 Act”), as an open-end, management investment company and may issue its shares of beneficial interest, no par value, in separate series;

WHEREAS, pursuant to the Advisory Agreement, and subject to the direction and control of the Board of Directors of the Company (the “Board”), the Adviser acts as investment adviser for the series of the Company listed on Appendix A hereto, as may be amended from time to time (each, a “Fund”);

WHEREAS, it is intended that the Company be a third-party beneficiary under this Agreement; and

WHEREAS, Adviser desires to retain the Subadviser to perform investment advisory services for each Fund for that portion of the Fund’s assets that the Adviser allocates to the Subadviser on or after the date of this Agreement as set forth above (“Allocated Assets”) and Subadviser is willing to provide such services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Adviser and the Subadviser hereby agree as follows:

SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

(a)

The Adviser hereby appoints Subadviser, subject to the direction and control of the Board, to manage the investment and reinvestment of Allocated Assets to provide other services as specified herein.  The Subadviser accepts this appointment and agrees to render its services for the compensation set forth herein.

(b)

In connection therewith, the Adviser has delivered to the Subadviser copies of (i) the Company’s Articles of Incorporation and Bylaws (collectively, as amended from time to time, “Organic Documents”), (ii) the Company’s Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the 1940 Act (the “Registration Statement”), (iii) the Company’s current Prospectuses and Statements of Additional Information for each Fund (collectively, as currently in effect and as amended or supplemented, the “Prospectus”), (iv) each plan of distribution or similar document adopted by the Company on behalf of a Fund under Rule 12b-1 under the 1940 Act and each current shareholder service plan or similar document adopted by the Company on behalf of a Fund; and (v) all policies and procedures adopted by the Company with respect to a Fund (e.g., repurchase agreement procedures, Rule 17a-7 Procedures and Rule 17e-1 Procedures), and shall promptly furnish the Subadviser with all amendments of or supplements to the foregoing.  The Adviser shall deliver to the Subadviser: (v) a certified copy of the resolution of the Board, including a majority of the Directors who are not interested persons (as defined in the 1940 Act) appointing the Adviser and Subadviser and approving the Company’s advisory agreement with the Adviser and this Agreement; (w) a certified copy of the resolution of each Fund’s shareholder(s), if applicable, appointing the Adviser and Subadviser; (x) a copy of all proxy statements and related materials relating to a Fund; and (y) a certified copy of the resolution from the Company and the Adviser identifying the officers of the Adviser and/or the Company; and (z) any other documents, materials or information that the Subadviser shall reasonably request to enable it to perform its duties pursuant to this Agreement.

(c)

The Subadviser has delivered to the Adviser and the Company (i) a copy of its Form ADV as most recently filed with the SEC not less than 48 hours prior to entering into this agreement and (ii) a copy of its code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the “Code”).  The Subadviser shall promptly furnish the Adviser and Company with all amendments of or supplements to the foregoing.

SECTION 2.  DUTIES OF THE ADVISER

In order for the Subadviser to perform the services required by this Agreement, the Adviser shall (i) cause all service providers to the Company to furnish information to the Subadviser and assist the Subadviser as may be required; (ii) ensure that the Subadviser has reasonable access to all records and documents maintained by the Company, the Adviser or any service provider to the Company; and (iii) deliver to the Subadviser all materials it provides to the Board in accordance with the Advisory Agreement.

SECTION 3.  DUTIES OF THE SUBADVISER

(a)

The Subadviser will make decisions with respect to all purchases and sales of securities and other investment assets of the Allocated Assets.  To carry out such decisions, the Subadviser is hereby authorized, as agent and attorney-in-fact for the Company, for the account of, at the risk of and in the name of the Company, to place orders and issue instructions with respect to the Allocated Assets, and to select brokers and dealers to execute, or to select markets on or in which to execute, such orders or instructions.  In all purchases, sales and other transactions in securities and other investments in the Allocated Assets, the Subadviser is authorized to exercise full discretion and act for the Company in the same manner and with the same force and effect as the Company might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions, including voting of proxies with respect to securities owned by a Fund, subject to such proxy voting policies as approved by the Board, and including entering into such agreements (such as, but not limited to futures or other derivatives) as is deemed necessary by Subadviser to manage the Allocated Assets. All such investments will conform to the prospectus or other applicable guidelines.

Consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”) and applicable regulations and interpretations, the Subadviser is authorized to allocate brokerage on behalf of a Fund to a broker-dealer who provides research services.  Subject to compliance with Section 28(e), the Adviser may cause a Fund to pay to a broker-dealer who provides research services a commission that exceeds the commission the Fund might have paid to a different broker-dealer for the same transaction if the Subadviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Subadviser’s overall responsibilities to the Fund or its other advisory clients.  The Subadviser may aggregate sales and purchase orders of the assets of the Fund with similar orders being made simultaneously for other accounts advised by the Subadviser or its affiliates.  Whenever the Subadviser simultaneously places orders to purchase or sell the same asset on behalf of the Fund and one or more other accounts advised by the Subadviser, the Subadviser will allocate the order as to price and amount among all such accounts in a manner believed to be equitable over time to each account.

(b)

The Subadviser will report to the Board at each meeting thereof as reasonably requested by the Adviser or the Board all material changes in the Fund since the prior report, and will also keep the Board informed of important developments affecting the Company, the Fund and the Subadviser, and on its own initiative, or as reasonably requested by the Adviser or the Board, will furnish the Board from time to time with such information as the Subadviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Fund’s holdings, the industries in which they engage, the economic, social or political conditions prevailing in each country in which the Fund maintains investments, or otherwise.  The Subadviser will also furnish the Board with such statistical and analytical information with respect to investments of the Fund as the Subadviser may believe appropriate or as the Adviser or the Board reasonably may request.  In making purchases and sales of securities and other investment assets for a Fund, the Subadviser will comply with the directions and policies set from time to time by the Board as well as the limitations imposed by the Company’s or the Fund’s policies and procedures, the Registration Statement, the 1940 Act, the Securities Act, the 1934 Act, the Internal Revenue Code of 1986, as amended, and other applicable laws.  In making purchases and sales of securities and other investment assets for a Fund, the Subadviser is prohibited from consulting with other Subadvisers to the Fund.  The Adviser will provide reasonable notice to the Subadviser of any material changes to the Company’s policies and procedures applicable to the Fund and the Prospectus.

(c)

The Subadviser will from time to time employ or associate with such persons as the Subadviser believes to be particularly fitted to assist in the execution of the Subadviser's duties hereunder, the cost of performance of such duties to be borne and paid by the Subadviser.  No obligation may be incurred on the Company’s or Adviser’s behalf in any such respect.  The Adviser acknowledges receipt of Subadviser’s Form ADV and is cognizant of actual and/or potential conflicts of interest set forth therein.

(d)

The Subadviser will report to the Board all matters related to the Subadviser that are material to the Subadviser’s performance of this Agreement.  On an annual basis, the Subadviser shall report on its compliance with its Code to the Adviser and to the Board.  The Subadviser will notify the Adviser and the Company of any change of control of the Subadviser and any changes in the key personnel who are either the portfolio manager(s) of the Allocated Assets or senior management of the Subadviser, in each case prior to or promptly after such change.

(e)

The Subadviser will maintain records relating to its portfolio transactions and placing and allocation of brokerage orders with respect to the Allocated Assets as are required to be maintained by the Company under the 1940 Act.  The Subadviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Subadviser pursuant to this Agreement required to be prepared and maintained by the Subadviser or the Company pursuant to applicable law.  To the extent required by law, the books and records pertaining to the Allocated Assets, which are in possession of the Subadviser, shall be the property of the Company.  The Adviser and the Company, or their respective representatives, shall have access to such books and records at all times during the Subadviser's normal business hours.  Upon the reasonable request of the Adviser or the Company, copies of any such books and records shall be provided promptly by the Subadviser to the Adviser and the Company, or their respective representatives.

(f)

The Subadviser will cooperate with a Fund’s independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants’ duties.

(g)

The Subadviser will provide each Fund and its custodian and fund accountant on each business day with such information relating to all transactions concerning the Allocated Assets as the Fund and the Fund’s custodian and fund accountant may reasonably require, including but not limited to information required to be provided under the Company’s Portfolio Securities Valuation Procedures.

(h)

The Subadviser shall have no duties or obligations pursuant to this Agreement (other than the continuation of its preexisting duties and obligations) during any period that the Adviser has not allocated any portion of a Fund’s assets to the Subadviser for management.

(i)

The Subadviser may invest Allocated Assets in registered, open-end, management investment companies for which the Subadviser serves as investment adviser or subadviser upon the prior notice to and consent of the Adviser.

(j)

The Subadviser may effect transactions with respect to the Allocated Assets pursuant to Rules 17a-7 and 17e-1 of the 1940 if such transactions are effected in accordance with the Company’s Rule 17a-7 Procedures and Rule 17e-1 Procedures.

SECTION 4.  COMPENSATION; EXPENSES

(a)

In consideration of the foregoing, the Adviser shall pay the Subadviser, with respect to the Allocated Assets, a fee at an annual rate as listed in Appendix B hereto.  Such fees shall be accrued by the Adviser daily and shall be payable monthly in arrears on the first business day of each calendar month for services performed hereunder during the prior calendar month.  If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs.  Upon the termination of this Agreement with respect to a Fund, the Adviser shall pay to the Subadviser such compensation as shall be payable prior to the effective date of termination.

(b)

No fee shall be payable hereunder with respect to that portion of the Allocated Assets which are invested in registered, open-end, management investment companies for which the Subadviser serves as investment adviser or subadviser and for which Subadviser already receives an advisory fee.

SECTION 5.  STANDARD OF CARE

(a)

The Adviser shall expect of the Subadviser, and the Subadviser will give the Adviser the benefit of, the Subadviser's best judgment and efforts in rendering its services hereunder.  In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Subadviser, the Subadviser shall not be liable for any act or omission in the course of, or connected with, rendering services hereunder, or for any losses that may be sustained in the purchase, holding or sale of any security.

(b)

The parties hereto acknowledge and agree that the Company is a third-party beneficiary as to the covenants, obligations, representations and warranties undertaken by the Subadviser under this Agreement and as to the rights and privileges to which the Adviser is entitled pursuant to this Agreement, and that the Company is entitled to all of the rights and privileges associated with such third-party-beneficiary status.

SECTION 6.  EFFECTIVENESS, DURATION AND TERMINATION

(a)

This Agreement shall become effective with respect to a Fund immediately upon the later of approval by a majority of the Company 's Directors who are not interested persons (as defined in the 1940 Act) and, if required by applicable law, by a vote of a majority of the outstanding voting securities of the Fund.

(b)

This Agreement shall remain in effect with respect to a Fund for a period of two years from the date of its effectiveness and shall continue in effect for successive annual periods with respect to the Fund; provided that such continuance is specifically approved at least annually (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, and in, either case, (ii) by a majority of the Company’s Directors who are not interested persons (as defined in the 1940 Act); provided further, however, that if the continuation of this Agreement is not approved as to a Fund, the Subadviser may continue to render to that Fund the services described herein in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

(c)

This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, (i) by the Board, by a vote of a majority of the outstanding voting securities of the Fund or by the Adviser on 60 days' written notice to the Subadviser or (ii) by the Subadviser on 60 days' written notice to the Company.  This Agreement shall terminate immediately (x) upon its assignment or (y) upon termination of the Advisory Agreement.

SECTION 7.  ACTIVITIES OF THE SUBADVISER

Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Subadviser's right, or the right of any of the Subadviser's partners, directors, officers or employees to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other entity.

SECTION 8.  REPRESENTATIONS OF SUBADVISER.

The Subadviser represents and warrants to the Adviser that:

(a)

It is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”) (and will continue to be so registered for as long as this Agreement shall be in effect);

(b)

It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;

(c)

It has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met by the Subadviser in order to perform its services contemplated by this Agreement; and

(d)

It will promptly notify the Adviser and the Company of the occurrence of any event that would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or other applicable law, rule or regulation.

SECTION 9.  REPRESENTATIONS OF ADVISER.

(a)

It is registered as an investment adviser under the Advisers Act;

(b)

It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; and

(c)

It has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met by the Subadviser in order to perform its services contemplated by this Agreement.

SECTION 10.  LIMITATION OF SHAREHOLDER AND DIRECTOR LIABILITY

The Directors of the Company and the shareholders of each Fund shall not be personally liable for any obligations of the Company or of the Fund under this Agreement, and the Subadviser agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Company or the Fund to which the Subadviser's rights or claims relate in settlement of such rights or claims, and not to the Directors of the Company or the shareholders of the Fund.

SECTION 11.  MISCELLANEOUS

(a)

No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and approved by the Company in the manner set forth in Section 6(b) hereof.

(b)

Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

(c)

This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

(d)

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

(e)

This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(f)

If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.  This Agreement shall be construed as if drafted jointly by both the Adviser and Subadviser and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

(g)

Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(h)

Notices, requests, instructions and communications received by the parties at their respective principal places of business, as indicated above, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

(i)

No affiliated person, employee, agent, director, partner, officer or manager of the Subadviser shall be liable at law or in equity for the Subadviser’s obligations under this Agreement.

(j)

The terms "vote of a majority of the outstanding voting securities", "interested person", "affiliated person," “control” and "assignment" shall have the meanings ascribed thereto in the 1940 Act.

(k)

Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

(l)

Any information and advice furnished by either party to this Agreement to the other shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except as required by law, rule or regulation.  The Subadviser hereby consents to the disclosure to third parties of investment results and other Fund data in connection with providing composite investment results and related information of the Subadviser.  The Subadviser also consents to the disclosure of Fund data to the Fund’s other service providers so that those providers may perform the services they are contractually obligated to render to the Company.

(m)

The Subadviser may from time to time make available without charge to the Adviser or the Company any marks or symbols owned by the Subadviser (the “Mark”), including marks or symbols containing the Mark or any variation thereof, to use in the Fund’s Registration Statement and/or Fund sales literature.  Any use of the Marks shall be subject to the direction and control of the Subadviser.

(n)

The Subadviser shall not use the name of the Company or any Fund on any checks, bank drafts, bank statements or forms for other than internal use in a manner not approved by the Company prior thereto in writing; provided however, that the approval of the Company shall not be required for the use of the Company’s or Fund’s name which merely refers in accurate and factual terms to the Company or Fund in connection with Subadviser’s role hereunder or which is required by any appropriate regulatory, governmental or judicial authority; and further provided that in no event shall such approval be unreasonably withheld or delayed.

(o)

The provisions of Sections 5, 6, 9 and 10 shall survive any termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

VAN WAGONER CAPITAL MANAGEMENT, INC.

Name:

Title:

[                                                              ]

Name:

Title:

APPENDIX A

[DATE]

Series of the Company

[                            ]

[                            ]

A-1

APPENDIX B

[DATE]

[fees]